                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                QUICKTURN DESIGN SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 MENTOR GRAPHICS CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                MENTOR GRAPHICS ENTERS INTO DEFINITIVE $200 MILLION
                                   LINE OF CREDIT

         -- MENTOR ALSO COMMENTS ON QUICKTURN'S ANNOUNCEMENT YESTERDAY OF
                      PRODUCT ORDER FROM JAPANESE CUSTOMER --

WILSONVILLE, OR, NOVEMBER 10, 1998 -- Mentor Graphics Corporation (Nasdaq: MENT) announced today that Bank of America and the Company have entered into a definitive $200 million line of credit, in accordance with Bank of America's August, 1998 commitment letter.

As previously announced, Mentor Graphics' tender offer to purchase all outstanding shares of Quickturn Design Systems, Inc. (Nasdaq: QKTN) at a price of $12.125 per share in cash expires at 12:00 Midnight, New York City time, on Monday, November 30, 1998, unless extended. Funds from the Bank of America line of credit, together with working capital, will be used to pay for shares purchased pursuant to the tender offer.

Gregory K. Hinckley, Executive Vice President, Chief Operating Officer and Chief Financial Officer of Mentor Graphics, said: "We are very pleased to have completed the definitive agreement for this financing, the terms of which reflect not only the quality of Mentor Graphics' business, but the merits of our proposed acquisition of Quickturn."

Separately, Mentor Graphics today stated its view that Quickturn's recent order from a Japanese customer for Quickturn's older CoBALT-TM- product, which it licenses from IBM, does not represent any significant resurgence of the Asian market for Quickturn's business, nor market acceptance of Quickturn's new Mercury product.

Dr. Walden C. Rhines, President and Chief Executive Officer of Mentor Graphics, emphasized that, "while this single order is to be congratulated, it hardly represents market acceptance of Mercury over Mentor Graphics' Celaro System, a true next-generation emulation product for testing integrated-circuit designs.

"Quickturn's sales of low-end and mid-range technology products, such as this CoBALT-TM- sale, will not, in our view, result in enhancing stockholder value for the long term or in confirming the ability of Quickturn's management to design or deliver next-generation products," Dr. Rhines continued.

Dr. Rhines concluded: "This order does not affect Mentor Graphics' all-cash, fully financed tender offer. We urge Quickturn's stockholders to remove the current Quickturn directors who are responsible for erecting the obstacles to the completion of our offer. We strongly recommend that stockholders vote promptly the GOLD proxy to elect the five independent directors nominated by Mentor Graphics."

Mentor Graphics' Offer to Purchase, proxy solicitation materials and related documents are available on a Mentor Graphics World Wide Web site at http://www.mentorg.com/file.

The Dealer Manager for the Offer is Salomon Smith Barney. The Information Agent for the Offer is MacKenzie Partners, Inc., which can be reached toll-free at 800-322-2885 or by collect call at 212-929-5500.

Contacts:      Anne M. Wagner                Roy Winnick/Todd Fogarty
               Vice President, Marketing     Kekst and Company
               503/685-1462                  212/521-4800

                                        # # #